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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference into the registration statements of Newfield Exploration Company (the "Company") on Form S-8 (Registration No.s 33-72848, 33-79826, 33-92182 and 333-59383) and on
Form S-3 (Registration No.s 333-32587 and 333-59391) of our report dated February 12, 1999 on our audits of the financial statements of Newfield Exploration Company as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in the Company's Form 10-K for the year ended December 31, 1998.




/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Houston, Texas
March 1, 1999